EXHIBIT 99.2

TPT Global Tech, Inc. Announces India Expansion Plans

TPT Global Tech Inc. gears up expansion plans for India under the leadership of Major General John F. Wharton (US Army, Ret.) who is a part of the Company's Board of Advisors and President of its Global Defence Division

SAN DIEGO, CA / ACCESSWIRE / June 28, 2021 / TPT Global Tech Inc. (“TPTW or TPT Global Tech”)(OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced its expansion plans for India. This expansion will be led by Major General John F. Wharton (US Army, Ret.) who sits on the Board of Advisors of the Company as well as President of its Global Defence Division.

“Our India operations will focus around sectors such as Smart Cities, Aerospace & Defence, Electronics, FutureTech, BioTech and beyond. The power of our advanced technologies combined with our market intelligence capabilities will enable us to establish our businesses firmly in the East,” said TPT Global Tech Chairman & CEO Stephen J. Thomas III. “We have access to advanced tools for better collaboration and productivity along with customer engagement strategies through our products and services that can generate data-based insights for effective penetration leading to better value for our shareholders. Major General Wharton has strong relationships that will allow us to build lasting and revenue-enhancing partnerships in India which is our immediate focus in the international market.”

Major General Wharton added, “The expansion in India comes at a prudent time. We have products and services that resonate well with the immediate needs. Additionally, our expertise across various sectors will enable TPT Global Tech to build a long-term business in this huge market. I am excited to execute multiple projects that the company has been planning for a while now. Our focus will be on building new business along with delivering value across sustainable goals in India.”

About TPT Global Tech, Inc.

TPT Global Tech Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

For more information about how TPT Global Tech's technologies and to schedule a call with CEO Stephen Thomas or Major General Wharton, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com. For IR questions, please contact Frank Benedetto at 619-915-9422.

1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.

2